Exhibit 99.1

Gladstone Capital Corporation Reports Financial Results for the

Fourth Quarter and Fiscal Year Ended September 30, 2011

•	Net Investment Income for the quarter and fiscal year ended September 30, 2011, was $4.8 million and $18.4 million, or $0.23 and $0.88 per share, respectively.

•	Net Decrease in Net Assets Resulting From Operations for the quarter and fiscal year ended September 30, 2011, was $0.5 million and $21.1 million, or $0.03 and $1.00 per share, respectively.

McLean, VA, November 14, 2011: Gladstone Capital Corporation (NASDAQ: GLAD) (the “Company”) today announced earnings for the fourth quarter and fiscal year ended September 30, 2011. All per share references are per basic and diluted weighted average common share outstanding, unless noted otherwise.

Net Investment Income for the Quarter: Net Investment Income for the quarters ended September 30, 2011 and 2010 was $4.8 million, or $0.23 per share, and $4.4 million, or $0.21 per share, respectively, an increase in Net Investment Income of 8.7%. The increase in Net Investment Income was primarily due to an increase in interest income as a result of an increase in the size of the Company’s investment portfolio subsequent to September 30, 2010.

Net Investment Income for the Fiscal Year: Net Investment Income for the fiscal years ended September 30, 2011 and 2010 was $18.4 million, or $0.88 per share, and $17.8 million, or $0.84 per share, respectively, an increase in Net Investment Income of 3.7%. Net Investment Income increased primarily due to decreased interest expenses resulting from decreased borrowing costs under the Company’s credit facility. The effective interest rate was 6.0% for the fiscal year ended September 30, 2011, as compared to 7.0% for the fiscal year ended September 30, 2010, due in part to the November 2010 amendment to its credit facility. In addition, professional fees decreased by $1.0 million during the fiscal year ended September 30, 2011 due to increased legal fees during 2010 to restructure certain portfolio investments. These decreases in operating expenses were partially offset by an increase in incentive fees due to increased pre-incentive fee net investment income.

While interest income remained consistent year over year, interest income generally trended down throughout fiscal year 2010, compared to generally trending up throughout fiscal year 2011, with the Company’s largest quarter coming in the fourth quarter of 2011. These trends primarily resulted from the Company’s investment activity, where repayments outpaced origination activity resulting in an overall reduction in the size of the portfolio throughout 2010, as compared to 2011, which had an overall net increase in the size of the investment portfolio as a result of increased investment activity.

Net (Decrease) Increase in Net Assets Resulting from Operations for the Quarter: Net (Decrease) Increase in Net Assets Resulting from Operations for the quarters ended September 30, 2011 and 2010 was ($0.5) million, or ($0.03) per share, and $3.8 million, or $0.18 per share, respectively. Net Unrealized Depreciation on Investments of $4.0 million was recognized for the quarter ended September 30, 2011, compared to $1.2 million for the quarter ended September 30, 2010. During the quarter ended September 30, 2011, Net Unrealized Depreciation was primarily due to combined depreciation of $4.4 million on the Company’s investments in Sunshine Media Holdings (“Sunshine Media”) and Viapack, Inc. largely as a result of decreased performance, partially offset by appreciation of $3.1 million on the Defiance Integrated Technologies, Inc. (“Defiance”) investment. In addition, a Net Realized Loss on Investments of $1.3 million was recognized in the quarter ended September 30, 2011, primarily due to the restructure of the SCI Cable, Inc. (“SCI”) investment.

Net (Decrease) Increase in Net Assets Resulting from Operations for Fiscal Year: Net (Decrease) Increase in Net Assets Resulting from Operations for the fiscal years ended September 30, 2011 and 2010 was ($21.1) million, or ($1.00) per share, and $16.4 million, or $0.78 per share, respectively. The decreased in Net (Decrease) Increase in Net Assets Resulting from Operations of $37.5 million year over year was primarily due to $38.8 million in the net unrealized depreciation on investments during the fiscal year ended September 30, 2011, compared to a net appreciation of $2.3 million in the prior year. The largest driver of the net unrealized depreciation for the year ended September 30, 2011 was the combined unrealized depreciation of $30.6 million in the Company’s investments in Sunshine Media and Newhall Holdings Inc. (“Newhall”), primarily due to decreased portfolio company performance and a decrease in certain comparable portfolio company multiples, partially offset by unrealized appreciation in Defiance, which resulted from an improvement in portfolio company performance and in certain comparable multiples.

Investment Portfolio Fair Value: As of September 30, 2011, the entire portfolio was fair valued at 79.1% of cost, as compared to 86.2% as of September 30, 2010, or a decrease of 7.1%. The aggregate investment portfolio depreciated during the fiscal year ended September 30, 2011, primarily due to the aforementioned unrealized depreciation on the Sunshine Media and Newhall investments; partially offset by the unrealized appreciation on the Defiance investment.

Net Asset Value: Net asset value was $10.16 per share outstanding at September 30, 2011, as compared to $11.85 per share outstanding at September 30, 2010; a decrease of 14.3% year over year. The Company’s investment portfolio increased by a net $84.6 million on a cost basis as the Company originated $110.9 million in new investments during the year. The investments were primarily funded by increased borrowings under its line of credit of $82.6 million during the fiscal year ended September 30, 2011.

Asset Characteristics: Total assets were $317.6 million at September 30, 2011, as compared to $270.5 million at September 30, 2010. At September 30, 2011, the Company had investments in 59 portfolio companies with an aggregate cost basis of $382.8 million and an aggregate fair value of $302.9 million. As of September 30, 2011, the Company’s investment portfolio at fair value was comprised of 96.5% in debt securities and 3.5% in equity securities, compared to 98.9% in debt securities and 1.1% in equity securities as of September 30, 2010. Syndicated investments comprised 29.9% of the Company’s investment portfolio at fair value as of September 30, 2011, compared to 7.8% as of September 30, 2010.

Investment Yield: The weighted average yield on the Company’s interest-bearing investments increased year over year from 10.9% for the fiscal year ended September 30, 2010, to 11.2% for the fiscal year ended September 30, 2011. This increase was due primarily to repayment of loans with lower stated interest rates and the restructuring of certain loans into higher interest rate loans, partially offset by the purchase of syndicated loans, which generally bear lower interest rates than the Company’s existing proprietary debt investments. The Company also placed two additional investments onto non-accrual status during the fourth quarter ended September 30, 2011 and therefore the Company did not accrue interest during the three months ended September 30, 2011 on those investments.

Highlights for the Quarter: During the quarter ended September 30, 2011, the following events occurred:

•

New Investment Activity: The Company funded $9.9 million to two new portfolio companies and $7.7 million of investments to existing portfolio companies, through revolver draws, addition of new term notes or additional equity, for an aggregate total of $17.6 million in new investments.

•	Principal Repayments: The Company received aggregate repayments of $6.0 million, which includes various scheduled and unscheduled principal repayments.

•	Investment Restructure: In August 2011, the Company restructured its loan to SCI, which resulted in a new control entity, Kansas Cable Holdings, Inc. (“Kansas Cable”), obtaining certain of the assets of SCI. The Company recognized a realized loss of $1.3 million on this transaction and Kansas Cable currently remains on non-accrual status. Kansas Cable is a cable, internet and voice services provider and is headquartered in Topeka, KS.

•	Distributions: The Company paid monthly cash distributions to stockholders of $0.07 per common share for each of July, August and September 2011.

Comments from the Company’s President, Chip Stelljes: “During the quarter, we invested $ 9.9 million in two new portfolio companies, while continuing to focus on managing our existing portfolio. In November, we sold 1.4 million shares of preferred stock and received $33.1 million in net proceeds which we used to pay down a portion of our outstanding balance on our credit facility. We should be able to draw down funds in the future to make new investments in accordance with our investment objective. We are also pleased with the increase in our earnings for the quarter and year ended September 30, 2011. These earnings have consistently been equal to or greater than our distributions throughout the year. This has allowed us to preserve shareholder capital and continue making what we believe to be solid investments.”

Subsequent Events: After September 30, 2011, the following events occurred:

•

Term Preferred Stock Offering: The Company sold 1.4 million shares of 7.125% Series 2016 Term Preferred Stock (the “Preferred Stock”) on November 4, 2011. The Preferred Stock will pay monthly dividends of $0.1484 per share, or $1.7813 on an annual basis. The dividend is cumulative. The Preferred Stock was issued at $25.00 per share and is mandatorily redeemable in December 2016 at $25.00 per share. The Company raised $35 million in gross proceeds and $33.1 million in net proceeds, after payment of underwriting discounts and commissions and estimated expenses of the offering payable by the Company. On November 14, 2011, the underwriters notified the Company of their intent to exercise their option to purchase an additional 139,882 shares of the Preferred Stock. The Preferred Stock is traded under the ticker symbol of GLADPRA on the New York Stock Exchange.

•

Investment Restructure: In November 2011, the Company invested $1.6 million in Ohana Media Group in order for it to purchase certain of KMBQ Corporation’s assets out of receivership. In connection with this transaction, the Company expects to record a partial realized loss in the quarter ending December 31, 2011.

•	Distributions Declared: The Company’s board of directors declared the following monthly distributions to stockholders:

Declaration Date	Record Date	Payment Date	Cash Distribution
October 11, 2011	October 21, 2011	October 31, 2011	$0.07
October 11, 2011	November 17, 2011	November 30, 2011	0.07
October 11, 2011	December 21, 2011	December 30, 2011	0.07

		Total for the Quarter:	$0.21

Summary Information: The following chart is a summary of some of the information reported above (dollars in thousands, except per share data) (unaudited):

	September 30, 2011	September 30, 2010
For the Three Months Ended:
Net investment income	$4,813	$4,428
Net (decrease) increase in net assets resulting from operations	(540)	3,836
Average yield on interest-bearing investments	10.8%	11.2%
Total dollars invested	$17,608	$14,197
Total dollars repaid	5,979	25,615
For the Twelve Months Ended:
Net investment income	18,412	17,759
Net (decrease) increase in net assets resulting from operations	(21,099)	16,394
Average yield on interest-bearing investments	11.2%	10.9%
Total dollars invested	$136,254	$23,245
Total dollars repaid	45,835	82,515

	September 30, 2011	September 30, 2010
As of:
Fair value as a percent of cost	79.1%	86.2%
Net asset value per share	$10.16	$11.85
Number of portfolio companies	59	39
Total assets at fair value	$317,624	$270,518

Conference Call for Stockholders: The Company will hold a conference call on Tuesday, November 15, 2011, at 8:30 a.m. EST. Please call (800) 860-2442 to enter the conference. An operator will monitor the call and set a queue for questions. A replay of the conference call will be available through December 14, 2011. To hear the replay, please dial (877) 344-7529 and use conference number 10003648. The replay will be available beginning approximately one hour after the call concludes.

The live audio broadcast of the Company’s quarterly conference call will also be available online at www.GladstoneCapital.com. The event will be archived and available for replay on the Company’s website through January 13, 2012.

Warning: The financial statements below are without footnotes, so readers should obtain and carefully review the Company’s Form 10-K for the fiscal year ended September 30, 2011, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-K today with the Securities and Exchange Commission (“SEC”), which can be retrieved from the SEC’s website at www.sec.gov or from the Company’s website at www.GladstoneCapital.com. To obtain a paper copy from the Company, please contact the Company at 1521 Westbranch Drive, Suite 200, McLean, VA 22102.

About us: Gladstone Capital Corporation is a publicly traded business development company that invests in debt securities consisting primarily of senior term loans, second term lien loans, and senior subordinate term loans in small and medium sized businesses. Including payments declared through December 2011, the Company will have paid 99 consecutive monthly cash distributions on its common stock. Before the Company started paying monthly distributions, the Company paid eight consecutive quarterly cash distributions. Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

For Investor Relations inquiries related to any of the monthly dividend paying Gladstone funds, please visit www.gladstone.com.

SOURCE: Gladstone Capital Corporation, +1-703-287-5893

The statements in this press release regarding the timing and the Company’s ability to draw down funds on its line of credit and make new and favorable investments in accordance with the

Company’s investment objectives, continue to preserve shareholder capital and other such statements are “forward-looking statements.” These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company’s actual results to differ from these forward-looking statements include, among others, the duration and potential future effects of the current economic downturn on its portfolio companies and on the senior loan market, and those factors listed under the caption “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011, as filed with the SEC on November 14, 2011. The risk factors set forth in the Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GLADSTONE CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	September 30,
	2011	2010
ASSETS
Investments at fair value:
Non-Control/Non-Affiliate investments (Cost of $288,266 and $244,140, respectively)	$257,302	$223,737
Control investments (Cost of $94,549 and $54,076, respectively)	45,645	33,372

Total investments (Cost of $382,815 and $298,216, respectively)	302,947	257,109
Cash	6,732	7,734
Interest receivable – investments in debt securities	3,066	2,648
Interest receivable – employees	—	104
Due from custodian	2,547	255
Deferred financing fees	650	1,266
Prepaid assets	996	799
Other assets	686	603

TOTAL ASSETS	$317,624	$270,518

LIABILITIES
Borrowings at fair value (Cost of $99,400 and $16,800, respectively)	$100,012	$17,940
Accounts payable and accrued expenses	513	752
Interest payable	289	693
Fee due to Administrator	194	267
Fees due to Adviser	1,760	673
Other liabilities	1,135	947

TOTAL LIABILITIES	103,903	21,272

NET ASSETS	$213,721	$249,246

ANALYSIS OF NET ASSETS
Common stock, $0.001 par value, 50,000,000 shares authorized and 21,039,242 shares issued and outstanding at September 30, 2011 and 2010	$21	$21
Capital in excess of par value	326,913	326,935
Notes receivable – employees	(3,858)	(7,103)
Cumulative net unrealized depreciation on investments	(79,867)	(41,108)
Cumulative net unrealized appreciation on borrowings	(612)	(1,140)
Underdistributed (overdistributed) net investment income	108	(1,103)
Accumulated net realized losses	(28,984)	(27,256)

TOTAL NET ASSETS	$213,721	$249,246

NET ASSETS PER COMMON SHARE	$10.16	$11.85

GLADSTONE CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

(unaudited)

	Quarter Ended September 30,
	2011	2010
INVESTMENT INCOME
Interest income
Non-Control/Non-Affiliate investments	$7,790	$6,903
Control investments	1,522	792
Cash	—	—
Notes receivable from employees	85	107

Total interest income	9,397	7,802

Other income
Non-Control/Non-Affiliate investments	430	149
Control investments	—	—

Total investment income	9,827	7,951

EXPENSES
Loan servicing fee	942	812
Base management fee	626	554
Incentive fee	1,204	222
Administration fee	194	267
Interest expense	1,360	828
Amortization of deferred financing fees	387	309
Professional fees	225	469
Other expenses	371	361

Expenses before credits from Adviser	5,309	3,822
Credit to fees from Adviser	(295)	(299)

Total expenses net of credits to fees	5,014	3,523

NET INVESTMENT INCOME	4,813	4,428

REALIZED AND UNREALIZED LOSS
Net realized loss on investments	(1,283)	—
Net unrealized depreciation on investments	(3,957)	(1,209)
Net unrealized depreciation on borrowings	(113)	616

Net loss on investments and borrowings	(5,353)	(593)

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$(540)	$3,835

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER COMMON SHARE
Basic and Diluted	$(0.03)	$0.18

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
Basic and Diluted	21,039,242	21,039,242

GLADSTONE CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Year Ended September 30,
	2011	2010
INVESTMENT INCOME
Interest income
Non-Control/Non-Affiliate investments	$27,497	$29,938
Control investments	5,139	2,645
Cash	1	1
Notes receivable from employees	431	437

Total interest income	33,068	33,021

Other income
Non-Control/Non-Affiliate investments	1,518	2,518
Control investments	625	—

Total investment income	35,211	35,539

EXPENSES
Loan servicing fee	3,355	3,412
Base management fee	2,376	2,673
Incentive fee	4,598	1,823
Administration fee	729	807
Interest expense	2,676	4,390
Amortization of deferred financing fees	1,420	1,490
Professional fees	1,118	2,101
Compensation expense	—	245
Other expenses	1,170	1,259

Expenses before credits from Adviser	17,442	18,200
Credit to fees from Adviser	(643)	(420)

Total expenses net of credits to fees	16,799	17,780

NET INVESTMENT INCOME	18,412	17,759

REALIZED AND UNREALIZED (LOSS) GAIN
Net realized loss on investments	(1,280)	(2,893)
Net unrealized (depreciation) appreciation on investments	(38,759)	2,317
Net unrealized depreciation (appreciation) on borrowings	528	(789)

Net loss on investments and borrowings	(39,511)	(1,365)

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$(21,099)	$16,394

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER COMMON SHARE
Basic and Diluted	$(1.00)	$0.78

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
Basic and Diluted	21,039,242	21,060,351

GLADSTONE CAPITAL CORPORATION

CONSOLIDATED FINANCIAL HIGHLIGHTS

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA AND PER

UNIT DATA) (unaudited)

	Quarter Ended September 30,
	2011	2010
Per Share Data (A)
Net asset value at beginning of period	$10.34	$11.81

Income from investment operations (B)
Net investment income	0.23	0.21
Net realized loss on the sale of investments	(0.06)	—
Net unrealized (depreciation) appreciation on investments	(0.18)	(0.06)
Net unrealized appreciation (depreciation) on borrowings	(0.01)	0.03

Total from investment operations	(0.02)	0.18

Distributions to stockholders from (B)(C)
Taxable ordinary income	(0.21)	(0.21)

Total distributions	(0.21)	(0.21)

Capital share transactions
Repayment of principal on notes receivable	0.05	0.07

Total from capital share transactions	0.05	0.07

Net asset value at end of period	$10.16	$11.85

Per share market value at beginning of period	$9.24	$10.81
Per share market value at end of period	6.86	11.27
Total return (D)	(23.76)%	6.22%
Common stock outstanding at end of period	21,039,242	21,039,242
Statement of Assets and Liabilities Data
Net assets at end of period	$213,721	$249,246
Average net assets(E)	215,341	248,424
Senior Securities Data
Borrowing, at fair value	$100,012	$17,940
Asset coverage ratio (F)(G)	314%	1,419%
Average coverage per unit (G)	$3,144	$14,187
Ratios/Supplemental Data
Ratio of expenses to average net assets (H)	9.86%	6.15%
Ratio of net expenses to average net assets (I)	9.31	5.67
Ratio of net investment income to average net assets	8.94	7.13

(A)	Based on actual shares outstanding at the end of the corresponding period.
(B)	Based on weighted average basic per share data.
(C)	Distributions are determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under U.S. GAAP.
(D)

Total return equals the change in the ending market value of the Company’s common stock from the beginning of the period taking into account distributions reinvested in accordance with the terms of the Company’s distribution reinvestment plan. Total return does not take into account distributions that may be characterized as a return of capital.

(E)	Average net assets are computed using the average of the balance of net assets at the end of each month of the reporting period.
(F)

As a BDC, the Company is generally required to maintain a ratio of at least 200% of total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to total borrowings and guaranty commitments.

(G)

Asset coverage ratio is the ratio of the carrying value of the Company’s total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness (including interest payable and guarantees). Asset coverage per unit is the asset coverage ratio expressed in terms of dollar amounts per one thousand dollars of indebtedness.

(H)	Ratio of expenses to average net assets is computed using expenses before credits from Adviser to the base management and incentive fees and including income tax expense.
(I)	Ratio of net expenses to average net assets is computed using total expenses net of credits from Adviser to the base management and incentive fees and including income tax expense.

GLADSTONE CAPITAL CORPORATION

CONSOLIDATED FINANCIAL HIGHLIGHTS

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA AND PER

UNIT DATA)

	Year Ended September 30,
	2011	2010
Per Share Data (A)
Net asset value at beginning of period	$11.85	$11.81

Income from investment operations (B)
Net investment income	0.88	0.84
Net realized loss on the sale of investments	(0.06)	(0.14)
Net unrealized (depreciation) appreciation on investments	(1.84)	0.11
Net unrealized appreciation (depreciation) on borrowings	0.02	(0.03)

Total from investment operations	(1.00)	0.78

Distributions to stockholders from (B)(C)
Taxable ordinary income	(0.84)	(0.80)
Return on capital	—	(0.04)

Total distributions	(0.84)	(0.84)

Capital share transactions
Repayment of principal on notes receivable	0.15	0.07
Conversion of recourse to non-recourse notes	—	(0.02)
Reclassification of principal on employee note	—	0.02
Anti-dilutive effect of common stock reduction	—	0.03

Total from capital share transactions	0.15	0.10

Net asset value at end of period	$10.16	$11.85

Per share market value at beginning of period	$11.27	$8.93
Per share market value at end of period	6.86	11.27
Total return (D)	(33.77)%	37.46%
Common stock outstanding at end of period	21,039,242	21,039,242
Statement of Assets and Liabilities Data
Net assets at end of period	$213,721	$249,246
Average net assets(E)	235,901	249,968
Senior Securities Data
Borrowing, at fair value	$100,012	$17,940
Asset coverage ratio (F)(G)	314%	1,419%
Average coverage per unit (G)	$3,144	$14,187
Ratios/Supplemental Data
Ratio of expenses to average net assets (H)	7.39%	7.28%
Ratio of net expenses to average net assets (I)	7.12	7.11
Ratio of net investment income to average net assets	7.81	7.10

(A)	Based on actual shares outstanding at the end of the corresponding period.
(B)	Based on weighted average basic per share data.
(C)	Distributions are determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under U.S. GAAP.
(D)

Total return equals the change in the ending market value of the Company’s common stock from the beginning of the period taking into account distributions reinvested in accordance with the terms of the Company’s distribution reinvestment plan. Total return does not take into account distributions that may be characterized as a return of capital.

(E)	Average net assets are computed using the average of the balance of net assets at the end of each month of the reporting period.
(F)

As a BDC, the Company is generally required to maintain a ratio of at least 200% of total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to total borrowings and guaranty commitments.

(G)

Asset coverage ratio is the ratio of the carrying value of the Company’s total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness (including interest payable and guarantees). Asset coverage per unit is the asset coverage ratio expressed in terms of dollar amounts per one thousand dollars of indebtedness.

(H)	Ratio of expenses to average net assets is computed using expenses before credits from Adviser to the base management and incentive fees and including income tax expense.
(I)	Ratio of net expenses to average net assets is computed using total expenses net of credits from Adviser to the base management and incentive fees and including income tax expense.